REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


         THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement") is made and entered into as of November __, 1997, by and between Avtel Communications, Inc. (the "Company") and Matrix Telecom, Inc. ("Matrix") on behalf of the Persons listed on Schedule A attached hereto, including their successors, assigns and transferees (herein referred to collectively as the "Holders" and individually as a "Holder").

         WHEREAS, on the date hereof each Holder is or will become the owner of Common Stock (as defined below) of the Company in connection with that certain Stock Exchange Agreement, dated April 29, 1997, as amended, (the "Stock Exchange Agreement") between the Company and Matrix; and

         WHEREAS, in connection with the Stock Exchange Agreement, the Holders have agreed to enter into the Lock-Ups (as defined below) as provided in Section 2 below; and

         WHEREAS, as a condition to the closing of the Stock Exchange Agreement, the Company has agreed to grant the Holders the registration rights provided for in Sections 3 and 4 below;

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.       Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "Closing Price" of the Common Stock for any given day shall mean
(i) if the Common Stock is listed or admitted to trading on a national securities exchange, the reported last sale price of the Common Stock, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such national securities exchange on such day or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by the Nasdaq SmallCap Market or the Nasdaq National Market of the Nasdaq Stock Market, Inc. ("NASDAQ"), the last reported sales price per share, regular way, on such day or, in case no such sale takes place on such day, or the last reported sales price is not quoted by NASDAQ, the average of the reported closing bid and asked prices, regular way, on such day.

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







         "Common Stock" shall mean the Common Stock, par value $.01, per share, of the Company.

        "Company" shall mean Avtel Communications, Inc., a Delaware Corporation, and its successors.

         "Dispose of" shall have the meaning provided in Section 2(a).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Holder" or "Holders" shall mean the persons listed on Schedule A attached hereto, including their successors, assigns and transferees.

         "Lock-ups" shall mean the restrictions on transfer to which the Holders are subject pursuant to Section 2(a).

         "Lock-up Period" shall mean the applicable time periods to which the Holders have agreed to the Lock-ups.

         "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization or other legal entity or a government or agency or political subdivision thereof.

         "Registrable Securities" shall mean the Shares, excluding (i) Shares that have been disposed of under the Shelf Registration Statement or any other effective registration statement, (ii) Shares sold or otherwise transferred pursuant to Rule 144 under the Securities Act, (iii) Shares that are held by Holders who are not affiliates of the Company that are or become eligible for sale pursuant to Rule 144(k) under the Securities Act, and (iv) Shares held by each Holder who is an affiliate of the Company if all of such Shares are or become eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the Securities Act.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all applicable registration and filing fees imposed by the SEC, or the National Association of Securities Dealers, Inc. ("NASD"), (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, any

Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 4(l) hereof, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing a selling Holder or any underwriter or agent acting on behalf of a Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

          "Registration Notice" shall have the meaning set forth in Section 4(b) hereof.

         "Registration Statement" shall mean a registration statement, including a Shelf Registration Statement, of the Company that covers all of the Registrable Securities and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Shares" shall mean the Common Stock issued to the Holders pursuant to the Stock Exchange Agreement.

         "Shelf Registration Statement" shall mean a Registration Statement covering the Registrable Securities filed pursuant to Rule 415 under the Securities Act, or any similar rule established by the SEC.

         "Stock Exchange Agreement" shall have the meaning set forth in the recitals.

         2. Lock-up Agreement. Each of the Holders identified in Schedule B hereby agrees that, from the date hereof until two years following the closing of the sale of Common Stock to the Holder pursuant to the Stock Exchange Agreement, without the prior written consent of the Company, such Holder will not offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly (collectively, "Dispose of"), any Shares.



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







         3.       Shelf Registration Under the Securities Act.

         (a) Filing of Shelf Registration Statement. Following the date hereof, the Company shall use its best efforts to become listed on the Nasdaq SmallCap Market or the Nasdaq National Market of NASDAQ whereupon it shall file, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities in accordance with the terms hereof and will use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon thereafter as is practicable. The Company agrees to use its reasonable efforts to keep the Shelf Registration Statement with respect to the Registrable Securities continuously effective for a period expiring on the earlier of (i) the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which (A) all Shares held by Holders who are not affiliates of the Company, in the opinion of counsel for the Company are eligible for sale pursuant to Rule 144(k) under the Securities Act and (B) all Shares held by each Holder who is an affiliate of the Company, in the opinion of counsel for the Company are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the Securities Act.

         (b) Demand Rights. Notwithstanding clause (a) above and subject to the restrictions on disposition included in Section 2, if the Company is unable to become listed on the Nasdaq SmallCap Market or the Nasdaq National Market within six months of the date hereof, or is otherwise unable to qualify for use of a Shelf Registration Statement, on the date which is six months from the date hereof, the Company shall, upon receipt of a notice (a "Registration Notice") given at least 14 days prior to the six-month anniversary hereof, file on behalf of all Holders from whom it shall have received a Registration Notice, and use its best efforts to cause to become effective as soon as practical thereafter, a Registration Statement registering the offering and sale of the Registrable Securities which the Company has been requested to register by such Holders. In addition, subject to the restrictions on disposition included in Section 2 and on a maximum of two separate occasions (and if the Company at such time does not have an effective Shelf Registration Statement covering the Registerable Securities), at any time after the six month anniversary of the date hereof that the Company shall receive a Registration Notice from Holders holding Shares representing in excess of 25% of the Shares, it shall file, and use its best efforts to cause to become effective as soon as practical thereafter, a Registration Statement registering the offering and sale of the Registrable Securities held by such Holder (and those of any other Holder, subject to Section 2, who requests to have its Shares included in such Registration Statement). The Company shall promptly following receipt of a Registration Notice pursuant to the last sentence hereof notify the Holders of all other Registrable Securities and, upon request of such Holders, allow such Holders to include their Registrable Securities in the aforementioned Registration Statement. Notwithstanding the above, (i) if a request for registration pursuant to this Section 2(b) is made within 30 days prior to the conclusion of the Company's fiscal year, or within 40 days after the end of the Company's fiscal year, the Company shall not be required to file a registration statement until such time as the Company receives its audited financial statements for such fiscal year, and (ii) the Company shall be entitled to postpone for a reasonable period of time (not to exceed 90 days, which may not thereafter be extended) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2(b) if (x) the Company is in possession of material information that has not been disclosed to the public and the Company deems it advisable not to disclose such information in the registration statement or (y) the board of directors of the Company shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, sale of assets, recapitalization or other similar corporate action of the Company, and in the case of clause (x) or (y) above, the Company shall have furnished to the Holder or Holders of Registrable Securities requesting such registration an officers' certificate to that effect.

         (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Sections 3(a) or 3(b). The Company shall not be liable for any underwriting discounts and commissions, the fees and disbursements of counsel representing such Holder or any underwriter or agent acting on behalf of a Holder, and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement or Rule 144 under the Securities Act.

         (d) Inclusion in Registration Statement. Any Holder who does not provide the information reasonably requested by the Company in connection with any Registration Statement filed hereunder by the Company as promptly as practicable after receipt of such request, but in no event later than ten (10) days thereafter, shall not be entitled to have its Registrable Securities included in any Registration Statement filed by the Company pursuant to this Agreement.

         4.       Registration Procedures.

         In connection with the obligations of the Company with respect to the Registration Statements contemplated by Section 3 hereof, the Company shall:

         (a) prepare and file with the SEC, within the time period set forth in Section 3 hereof, the Registration Statements, which Registration Statements shall (i) be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

         (b) furnish to each Holder of Registrable Securities that has delivered a Registration Notice to the Company or otherwise is entitled to have its Registrable Securities included in a Registration Statement, without charge, as many copies of each Prospectus and any amendment or supplement thereto in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Prospectus and any amendment or supplement thereto by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or amendment or supplement thereto;

         (c) use its reasonable efforts to register or qualify the Registrable Securities by the time any Registration Statement is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Holder of Registrable Securities covered by the Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice to the Company, whichever is shorter; provided, however, that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 4(c), (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;

         (d) furnish to each Holder of Registrable Securities that has delivered a Registration Notice to the Company or is otherwise entitled to have its Registrable Securities included in a Registration Statement, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

         (e) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities;

         (f) make available for inspection by the Holders of Registrable Securities that have provided a Registration Notice to the Company and any counsel, accountants or other representatives retained by such Holders all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all such records, documents or information reasonably requested by such Holders, counsel, accountants or representatives in connection with the Registration Statement; provided, however, that such records, documents or information which the Company determines in good faith to be confidential and notifies such Holders, counsel, accountants or representatives in writing that such records, documents or information are confidential shall not be disclosed by such Holders, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement;

         (g) use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or automated quotation or other trading system on which similar securities issued by the Company are then listed or traded;

         The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

         5. Repurchase by Company of Shares Subject to Registration Notice. Upon receipt by the Company of a Registration Notice, the Company may, but shall not be obligated to, purchase from such Holder all, but not less than all, of the Shares which are the subject of such Registration Notice at a price per share equal to the average of the Closing Prices of the Common Stock for the twenty trading days immediately preceding the date of the Registration Notice. In the event the Company elects to purchase the Shares which are the subject of a Registration Notice, the Company shall notify the Holder of such Shares within five business days of the date of receipt of the Registration Notice by the Company, which notice shall indicate: (i) that the Company will purchase the Shares which are the subject of the Registration Notice, (ii) the price per share, calculated in accordance with the preceding sentence, which the Company will pay to such Holder and
(iii) the date upon which the Company shall repurchase such Shares, which date shall not be later than the tenth business day after receipt of the Registration Notice relating to such Shares.

         6.       Indemnification.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and its officers and directors and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Holder, officer, director or controlling Person may become subject under the Securities Act or otherwise (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement or any omission or alleged omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement or omission or alleged omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 6(a) shall not apply to any Holder with respect to any loss, liability, claim, damage or expense that arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto.

         (b) Indemnification by Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other selling Holder within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 6(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any amendment thereto or the

Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use therein.

         (c) Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person and not of the indemnifying party unless (x) the indemnifying party has agreed to pay such fees or expenses, or (y) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to such Person, or (z) in the reasonable judgment of the Person to be indemnified, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim.

         7.       Rule 144 Sales.

         (a) Compliance. The Company covenants that, so long as it is subject to the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Exchange Act so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

         (b) Cooperation with Holders. In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities. The Company's obligation set forth in the previous sentence shall be subject to the delivery, if reasonably requested by the Company or its transfer agent, by counsel to such Holder, in form and substance reasonably satisfactory to the Company and its transfer agent, of an opinion that such Securities Act legend need not appear on such certificate.

         8.       Miscellaneous.

         (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Holders of a majority of the outstanding Registrable Securities. Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this
Section 8(a) shall be provided by the Company to each Holder of Registrable Securities at least thirty (30) days prior to the effective date of such amendment, modification, supplement, waiver or consent.

         (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) if to a Holder, at such Holder's registered address appearing on the share register of the Company or (ii) if to the Company, at its corporate headquarters, Attention: President.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is knowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

         (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

         (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.





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







         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above

                                        AVTEL COMMUNICATIONS, INC.


                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                        MATRIX TELECOM, INC.
                                        On behalf of all Holders


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________



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







                                 Schedule A


                                  HOLDERS

                              BestConnections
                                    UGA
                                James Jensen
                                Jami Jensen
                                Jeff Jensen
                                Janet Jensen
                                Julie Jensen
                                  UA Plus
                              Howard Neckowitz
                                 Ron Jensen
                                 Ray Waters
                               Gary Friedman
                               E. Scott Crist
                                Gail Granton
                                Chuck Taylor
                                Ron Anderson
                                Joe Renteria
                               Virginia Baker
                                 Tom Cargal
                                 Greg Reid
                            Greg Reid (in Trust)
                                Cole Dawson
                               Vernon Woelke



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






                                 Schedule B


                   Holders Subject to a Two Year Lock-up

                                    UGA
                              Ronald L. Jensen
                                James Jensen
                                Jami Jensen
                                Jeff Jensen
                                Janet Jensen
                                Julie Jensen
                                  UA Plus



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